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                                                                  EXHIBIT 10.42C

                             STOCK OPTION AGREEMENT

     This Agreement is made as of the ____ day of _________200[0] by and between Clean Harbors, Inc., a Massachusetts corporation (the "Company"), and [__________________] ("Optionee").

     WHEREAS, Optionee is a valuable and trusted Non-Employee Director of the Company;

     WHEREAS, Section 7 of the Clean Harbors, Inc. 2000 Stock Incentive Plan approved by the stockholders of the Company on June 16, 2000 (the "Plan") provides for the awarding of Non-Discretionary Options to Non-Employee Directors elected to serve on the Board of Directors of the Company;

     WHEREAS, Optionee was elected to serve on the Board of Directors, for a three year term, on [________________]; and

     WHEREAS, the provisions of the Plan are hereby incorporated in and made part of this document by reference and, in particular, this Agreement shall in all respects be subject to the conditions set forth in the Plan.

     NOW, THEREFORE, in consideration of the foregoing premises, it is agreed by and between the Company and the Optionee as follows:

     1. GRANT OF OPTION. Subject to and upon the terms and conditions of this Agreement, the Company hereby grants to Optionee the right, privilege and option to purchase ____________shares ("Option Shares") of Stock at the purchase price of $__________ per share.

     2. TIME OF EXERCISE OF OPTION/VESTING. This option may be exercised as to _________ Option Shares immediately and as to an additional _________ Option Shares upon each anniversary of the date of this grant, so that this option may be exercised as to one hundred (100%) percent of the total number of Option Shares on and after the ________ anniversary of the date hereof.

     3. METHOD EXERCISE. This option may be exercised by written notice directed to the Stock Option Committee of the Board of Directors (the "Committee") or its designated representative at the Company's principal place of business, specifying the number of Option Shares to be purchased and accompanied by a check in payment of the option price for the number of such Shares specified. The Company shall make immediate delivery of such Shares; provided, however, that if any law or regulation requires the Company to take any action with respect to the Shares specified in such notice or if the Committee deems it desirable to take such action as a condition to or in connection with the sale or purchase of stock under the Plan before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. In no event shall this option be exercised unless there is in effect

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with respect to the Shares being purchased a registration statement under the
Securities Act of 1933, as amended (the "Act"), or unless the Company shall have received a written opinion of counsel for or approved by the Company that the issuance of such Shares is exempt under the Act and any applicable state securities laws. If the Company shall then have in effect arrangements with a brokerage firm for optionees to exercise options without payment, or so called "cashless" option exercises, and the Optionee shall elect such method of exercise, the Optionee shall comply with the Company's requirements and procedures for such exercise.

     4. TERMINATION OF OPTION. Except as herein otherwise stated or as otherwise determined by the Committee, this option, to the extent not previously exercised, shall terminate upon the first to occur of the following dates:

     (a) except as provided in clause (b) below, the expiration of three (3) months after the date on which Optionee shall cease to serve as a director of the Company unless such;

     (b) the expiration of twelve (12) months after the date of death of Optionee; provided, however, that the person or persons to whom this option is transferred by will or by the laws of descent and distribution may, at any time within such one year period exercise this option to the extent Optionee would have been entitled to do so on the date of exercise of the option. This option or any portion owned by Optionee upon the date of Optionee's death not so exercised shall terminate; and

     (c)  the expiration of five (5) years from the grant of this option.

     5. RECLASSIFICATION, CONSOLIDATION OR MERGER. If and to the extent that the number of issued shares of Stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of Shares subject to this option and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, Optionee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged company in the same portion, at an equivalent price, and subject to the same conditions as set forth herein. For purposes of the preceding sentence, the excess of the aggregate fair market value of the Shares subject to this option immediately after the reorganization, consolidation, or merger over the aggregate option price of such Shares shall be the same as aggregate fair market value of all Shares subject to the option immediately before such reorganization, consolidation, or merger over the aggregate option price of such Shares, and the new option or assumption of the old option shall not give Optionee additional benefits which Optionee did not have under the old option, or deprive Optionee of benefits which Optionee had under the old option.

     6. CHANGE OF CONTROL. Notwithstanding the provisions of Section 2 above, to the extent not previously exercised or terminated under the provision of
Section 4 above and to the extent that Section 2 above does not provide for the exercise of this option as to one hundred (100%) percent of the total number of Option Shares immediately, this option may be exercised with respect to one hundred (100%) percent of the total number of Option Shares remaining hereunder in the event of the occurrence of a Change of Control of the Company. A Change of Control of the Company shall be deemed to have occurred if the Company is a party to any

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merger, consolidation or sale of assets, or there is a tender offer for the
Company's common stock, or a contested election of the Company's directors, and as a result of any such event, either (i) the directors of the Company in office immediately before such event cease to constitute a majority of the Board of Directors of the Company, or of the company succeeding to the Company's business, or (ii) any company, person or entity (including one or more persons and/or entities acting in concert as a group) other than an affiliate of the Company gains "control" (ownership of more than fifty (50%) percent of the outstanding voting stock of the Company) over the Company. The concept of "control" shall be deemed to mean the direct or indirect ownership, beneficially or of record, of voting stock of the Company. An "affiliate" shall be defined as any person or entity which controls more than fifty (50%) percent of the Company or is more than fifty (50%) percent controlled by the Company or by any other person or entity which controls more than fifty (50%) percent of the Company. Upon the exercise of this option prior to its termination and subsequent to a Change of Control, the Optionee shall be entitled to receive the cash, securities or other consideration he would have been entitled to receive had he been entitled to exercise, and had he exercised, this option immediately prior to such Change of Control.

     Notwithstanding the foregoing, this Change of Control provision shall not apply unless the Optionee shall have received an opinion from Company counsel that the effectiveness of this Section 6 shall not disqualify the Optionee's status as a "disinterested director" under Rule 16b-3(c)(2)(i) issued by the Securities and Exchange Commission under Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act") as then in effect.

     7. RIGHTS PRIOR TO EXERCISE OF OPTION. This option is nontransferable by Optionee, except in the event of death as provided in subparagraph 4(b) above, and during lifetime is exercisable only by Optionee. Optionee shall have no rights as a stockholder with respect to the Option Shares until payment of the option price and delivery to Optionee of such shares as herein provided.

     8. RESTRICTION ON SALE OF OPTION SHARES. If and to the extent that this option shall, according to its terms, be exercisable as to any of the Option Shares within six (6) months from the date hereof, such Option Shares may not be sold for a period of six (6) months from the date hereof.

     9. RULE 16B-3. To the extent that any provision of this Agreement shall fail to comply with all applicable provisions of Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Exchange Act, such provision shall be deemed null and void.

     10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors, and assigns.

     11. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

                                        CLEAN HARBORS, INC.


                                        By:
--------------------------                 -----------------------------
[name of optionee]                            Its Chairman
Optionee/Director